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                                                                   Exhibit 12.01


                      Travelers Group Inc. and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
                   (In millions of dollars, except for ratio)


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
                                                                                     Nine months ended
                                                                                       September 30,
                                                                           ---------------------------------------
                                                                               1998                      1997
                                                                           -------------             -------------
Income from continuing operations
  before income taxes and minority interest                                     $ 3,889                   $ 4,478
Interest                                                                          9,805                     8,250
Portion of rentals deemed to be interest                                             93                        91
                                                                           -------------             -------------
  Earnings available for fixed charges                                          $13,787                   $12,819
                                                                           -------------             -------------
                                                                           -------------             -------------
Fixed charges
Interest                                                                        $ 9,805                   $ 8,250
Portion of rentals deemed to be interest                                             93                        91
                                                                           -------------             -------------
  Fixed charges                                                                 $ 9,898                   $ 8,341
                                                                           -------------             -------------
                                                                           -------------             -------------
Ratio of earnings to fixed charges                                                1.39x                     1.54x
                                                                           -------------             -------------
                                                                           -------------             -------------
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